Exhibit 99.1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree as follows:

(i)          Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)         Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 14, 2019		Arlon Capital Partners LP

	By:	Arlon Capital Partners General Partner II LP, its general partner for the Subject GP Interests

	By:	Arlon Capital Partners Management Company LLC, its general partner

	By:	/s/ David Dryerman
Name: David Dryerman
Title: Vice President

Arlon Capital Partners General Partner II LP

	By:	Arlon Capital Partners Management Company LLC, its general partner

	By:	/s/ David Dryerman
Name: David Dryerman
Title: Vice President

Arlon Capital Partners Management Company LLC

	By:	/s/ David Dryerman
Name: David Dryerman
Title: Vice President

Arlon Advisor LLC

By:	/s/ David Dryerman
Name: David Dryerman
Title: Vice President

Continental Grain Company

By:	/s/ Ari Gendason
Name: Ari Gendason
Title: Senior Vice President - Chief Investment Officer

Paul J. Fribourg

By:	/s/ Paul J. Fribourg